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                                                                     EXHIBIT 1.1

                         BIOSOURCE INTERNATIONAL, INC.

                              4,000,000 Shares/1/

                                 Common Stock


                            UNDERWRITING AGREEMENT

                                                                  April __, 2000


CHASE SECURITIES INC.
DAIN RAUSCHER INCORPORATED
THOMAS WEISEL PARTNERS LLC, as representatives of the several underwriters named in Schedule I hereto
 c/o CHASE SECURITIES INC.
 One Bush Street
 San Francisco, CA 94104

Ladies and Gentlemen:

     BioSource International, Inc., a Delaware corporation (herein called the "Company"), proposes to issue and sell 3,350,000 shares of its authorized but unissued Common Stock, $0.001 par value per share (herein called the "Common Stock"), and the stockholders of the Company named in Schedule II hereto (such stockholders named in Schedule II who are members of the management of the Company herein collectively called the "Management Selling Securityholders," all such other stockholders named in Schedule II herein collectively called the "Other Selling Securityholders" and the Management Selling Securityholders and the Other Selling Securityholders herein collectively called the "Selling Securityholders") propose to sell an aggregate of 650,000 shares of Common Stock of the Company (said 4,000,000 shares of Common Stock being herein called the "Underwritten Stock"). The Company and the Other Selling Securityholders propose to grant to the Underwriters (as hereinafter defined) an option to purchase on a pro rata basis up to 100,000 additional shares of Common Stock from the Company and up to 500,000 additional shares of Common Stock from the Other Selling Securityholders (said 600,000 shares of Common Stock being herein called the "Option Stock"

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     /1/Plus an option to purchase from the Company up to 100,000 additional shares and from the Other Selling Securityholders up to 500,000 additional shares, each of which to cover over-allotments.

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and with the Underwritten Stock herein collectively called the "Stock"). The
Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company and the Selling Securityholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting as representatives, named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-3 (No. 333-32622), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, including all documents incorporated by reference therein, all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

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     2.  Representations and Warranties of the Company.

     (a) The Company hereby represents and warrants as follows:

         (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole (herein called a "Material Adverse Effect"). The Company's only "significant subsidiary," within the meaning of Rule 405 of the Securities Act, is BioSource Europe S.A. The Company has provided to the Underwriters the current organizational documents for itself and each of its subsidiaries prior to the date hereof, and none of such documents have been amended or otherwise modified since the date of receipt of such documents by the Underwriters.

         (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any Material Adverse Effect or any development involving a prospective Material Adverse Effect whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus. The Company has no material contingent obligations that are not disclosed in the Prospectus or provided for in the Company's financial statements that are included in the Registration Statement.

         (iii) The Registration Statement, the Prospectus and each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), and incorporated by reference in the Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any Option Closing Dates (as such dates are hereinafter defined), the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any Option Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and

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     in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

         (iv) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Stock, nor, to the best knowledge of the Company, instituted proceedings for that purpose.

         (v) The outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; the Stock is duly and validly authorized, is (or in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and non-assessable; and no preemptive, co-sale, registration right, right of first refusal or other similar rights of stockholders exist or have not been waived with respect to any of the Stock or the issue and sale thereof. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated herein. Except as disclosed in the Registration Statement and the Prospectus (including the financial statements included therein or incorporated therein by reference), (A) neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights relating to the registration of any shares of capital stock of the Company or any of its subsidiaries; (B) there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to any other registration statement filed by the Company under the Securities Act; and
     (C) there are no outstanding subscriptions, rights, warrants, options (other than options to acquire Common Stock granted after March 20, 2000 to employees of the Company in the ordinary course of business), calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any of its subsidiaries.

         (vi) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The Stock to be sold by the Selling Securityholders is listed and duly admitted to trading on the Nasdaq National Market, and prior to the Closing Date the Stock to be issued and sold by the Company will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (vii) The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects. All of the Stock conforms in all material respects to the description thereof set forth under the caption "Description of Capital Stock" in the Registration Statement and the Prospectus and the description of the

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     Company's capital stock in the Registration Statement on Form 8-B filed on
     June 14, 1993 (which description is incorporated by reference into the Prospectus). The form of certificate for the Stock conforms to the legal requirements of the State of Delaware and any applicable stock market rules and regulations.

         (viii) The financial statements of the Company, together with the related notes and schedules set forth in or incorporated by reference into the Registration Statement, present fairly, the financial position and the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial data included in the Registration Statement present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its subsidiaries. No financial statements, pro forma financial statements, schedules or other financial data are required to be included in the Registration Statement other than those which have been so included.

         (ix) KPMG LLP, who have certified certain of the financial statements filed with the Commission as part of or incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations of the Commission thereunder.

         (x) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company, any of its subsidiaries or any of their respective directors, officers or properties, before any court or administrative agency or otherwise, which if determined adversely to the Company or such subsidiaries could reasonably be expected to result in any Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations which have not been accurately described in all material respects or referred to in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. The contracts so described in the Registration Statement and Prospectus are in full force and effect on the date hereof, and neither the Company nor any of its subsidiaries nor, to the best of the knowledge of the Company and its subsidiaries, any other party, is in breach of or default under any of such contracts where such breach or default would have a Material Adverse Effect.

         (xi) Each of the Company and its subsidiaries has good and marketable title to all of the properties and assets as described in the Registration Statement or as reflected in the financial statements filed with the Commission as part of the Registration Statement, free and clear of any lien, mortgage, pledge, charge or encumbrance of any

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     kind except those reflected in such financial statements or as described in the Registration Statement. All leases to which the Company or any of its subsidiaries is a party are valid and binding obligations of the Company and its subsidiaries, respectively, and no default by the Company or any of its subsidiaries has occurred or is continuing thereunder which could reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which they are a party as lessee. Except as set forth in the Registration Statement and Prospectus, the Company and its subsidiaries own or lease all such properties as are necessary to their operations as described in the Registration Statement and Prospectus.

         (xii) Each of the Company and its subsidiaries has timely filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes required by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith except where the failure to file such returns and pay such taxes would not have a Material Adverse Effect. All tax liabilities (including those being contested in good faith) for the periods covered by the financial statements of the Company that are included in the Registration Statement have been adequately accounted for or described in such financial statements. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

         (xiii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Stock as provided herein.

         (xiv) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general equitable principles or by considerations of public policy.

         (xv) Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both will be, in violation of or in default (A) under its respective certificate of incorporation or by-laws or equivalent organizational documents or (B) under an agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which defaults under this clause (B), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust or other agreement

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     or instrument to which the Company or any of its subsidiaries is a party, or of the certificate of incorporation or equivalent organizational documents of the Company or any of its subsidiaries or any law, order, rule or regulation, injunction, judgment or decree applicable to the Company or any of its subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries.

         (xvi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (herein called the "NASD") or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

         (xvii) Each of the Company and its subsidiaries now holds and at the Closing Date and any later date on which the Option Stock is purchased, as the case may be, will hold, all licenses, consents, certificates, orders, approvals and permits from all state, United States, foreign and other governmental or regulatory authorities, including, but not limited to, the U.S. Food and Drug Administration (herein called the "FDA") and any foreign and state governmental or regulatory authorities performing functions similar to those performed by the FDA, that are required for the conduct of the business of the Company and its subsidiaries as such business is currently conducted and as proposed to be conducted as described in the Prospectus, all of which are valid and in full force and effect (and there is no proceeding pending or, to the best knowledge of the Company or its subsidiaries, threatened which may cause any such license, consent, certificate, order, approval or permit to be withdrawn, canceled, suspended or not renewed), except for such licenses, certificates approvals and permits the failure of which to maintain or to keep valid and in full force and effect would not have a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable foreign, FDA, state and local rules, regulations, guidelines and policies, including, without limitation, applicable foreign, FDA, state and local rules, regulations and policies relating to good laboratory practice, and good manufacturing practices. Neither the Company nor any of its subsidiaries has violated, or received notice of an alleged violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants or relating to discrimination in the hiring, promotion or pay of, or to the wages and hours of, employees, except for such violations as in the aggregate would not result in any Material Adverse Effect. To the best of the Company's and each of its subsidiaries' knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent, and neither the Company nor any of its subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, value added resellers, authorized dealers or distributors that might be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, no collective bargaining

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     agreement exists with any of the Company's or its subsidiaries' employees and, to the best of the Company's and each of its subsidiaries' knowledge, no such agreement is imminent.

         (xviii) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretation thereunder (herein called the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under
     Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

         (xix) Each of the Company and its subsidiaries is conducting its business in compliance with all of the applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, but not limited to, (i) the laws, rules and regulations administered or promulgated by the FDA or any foreign, state or local governmental or regulatory authorities, performing functions similar to those performed by the FDA body exercising comparable authority and (ii) all laws, rules and regulations applicable to the import and export of the Company's products, except where any such failure to be in compliance would not have a Material Adverse Effect.

         (xx) Except as indicated in the Registration Statement and the Prospectus, the Company and its subsidiaries do not own any patents or registered trademarks and have not applied for any patent or the registration of any trademark. The Company and its subsidiaries own, possess or have the right to use all patents, inventions, designs, trade secrets, know-how, trademarks, service marks, trade names, copyrights, domain names, technical data and other information (herein collectively called "Intellectual Property") that are necessary to conduct its business as described in the Registration Statement and the Prospectus. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with any rights of the Company or any of its subsidiaries by others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with any rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the best of the Company's and each of its subsidiaries' knowledge, none of the Intellectual Property licensed to or by the Company or any of its subsidiaries is unenforceable or invalid. Neither the Company nor any of its subsidiaries is aware of the granting of any patent rights to third parties or the filing of

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     any patent applications by third parties or any other rights of third parties to any Intellectual Property owned by the Company or any of its subsidiaries which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (xxi) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Stock.

         (xxii) Each of the Company and its subsidiaries is not and, after giving effect to the offering and sale of the Stock and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization;
     (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xxiv) Each of the Company and its subsidiaries carries, or is covered by, insurance with insurers of nationally recognized reputability in such amounts and covering such risks as it believes is customary for companies engaged in similar industries, all of which insurance is in full force and effect.

         (xxv) The statements in the Prospectus under the heading "Relationships and Related Transactions" set forth all existing agreements, arrangements, understandings or transactions or currently proposed agreements, arrangements, understandings or transactions between or among the Company or any of its subsidiaries, on the one hand, and any officer, director or stockholder of the Company or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder pursuant to the Securities Act and the Rules and Regulations of the Commission thereunder.

         (xxvi) There are no issues related to the preparedness of the Company or any of its subsidiaries for the Year 2000 that (a) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act or the Rules and Regulations of the Commission thereunder which have not been accurately described in the Registration Statement or Prospectus or (b) might reasonably be expected to result in any Material Adverse Effect. Except as set forth in the Registration Statement, all internal computer systems and all software (including operating systems, programs,

                                       9
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     packages and utilities), firmware, hardware, networking components and peripherals provided as part of the configuration (hereinafter "Constituent Component") and all computer-related products and each Constituent Component of those products of the Company and each of its subsidiaries (a) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000, (b) have been designated to ensure date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century, (c) accurately manage and manipulate data involving dates and times including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (d) accurately process any date rollover and (e) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century.

         (xxvii) Neither the Company nor any of its subsidiaries has at any time since its inception (a) made any unlawful contribution to any candidate for foreign office, failed to disclose fully any contribution in violation of applicable law, (b) violated the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         (xxviii) Neither the Company nor any of its subsidiaries has distributed or will distribute prior to the later of (a) the Closing Date or the last Option Closing Date, as the case may be, and (b) completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

         (xxix) Neither the Company nor any of its subsidiaries has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby other than to the Underwriters.

         (xxx) The statements (including the assumptions described therein) included in the Prospectus are (i) within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

     Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby. The Company acknowledges that each of the Underwriters and, for purposes of the opinion to be delivered to the Underwriters pursuant to Section 9(c) hereof, counsel to the

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Underwriters and counsel to the Company, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     (b) Each of the Selling Securityholders hereby represents and warrants as follows (provided that only the Other Selling Securityholders shall make any representation and warranty with respect to clauses (iii) and (xi) below):

         (i) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject to the rights of U.S. Stock Transfer Corporation, as Custodian (herein called the "Custodian") and to the rights of the several Underwriters, and upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

         (ii) In the case of each of the Management Selling Securityholders, certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement, dated as of April ___, 2000 (the "Custody Agreement"), between such Selling Securityholder and the Custodian, for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney to which such Custody Agreement is an exhibit, are to that extent irrevocable, and that, except as set forth in the Custody Agreement, the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

         (iii) Such Other Selling Securityholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the power and authority to sell and deliver the Stock as provided herein.

         (iv) This Agreement has been, in the case of each of the Other Selling Securityholders, duly authorized, and in the case of each of the Selling Securityholders, duly executed and delivered by or on behalf of such Selling Securityholder, and is a valid and binding agreement of such Selling Securityholder, enforceable in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, by general equitable principles or by considerations of public policy. In the case of each of the Management Selling Securityholders, such Selling Securityholder has duly and irrevocably executed and delivered a Power of Attorney (the "Power of Attorney") appointing James Chamberlain and Charles Best, as attorneys-in-fact, with full power of substitution, and with full authority to execute and deliver this Agreement and the Custody Agreement between such Selling Securityholder and the Custodian, and to take such other actions as may be necessary or desirable to carry out the provisions hereof or thereof, in each case on behalf of the Selling Securityholder.

         (v) In the case of the Management Selling Securityholders, such Selling Securityholder has reviewed the Registration Statement and Prospectus and, although such Selling Securityholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not contain and, on the Closing Date and any Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or did not omit or will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (vi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by such Selling Securityholder of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the NASD or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

         (vii) Such Selling Securityholder has not distributed and will not distribute prior to the later of (a) the Closing Date or on an Option Closing Date, as the case may be, and (b) completion of the distribution of the Stock, any offering documents or related material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

         (viii) The information in the Prospectus under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Securityholder and any written information furnished by or on behalf of such Selling Securityholder that is set forth in the Registration Statement and Prospectus does not, and will not on the Closing Date or on any Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (ix) Such Selling Securityholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

         (x) Such Selling Securityholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the shares that are to be sold by the Company or any of the other Selling Securityholders to the Underwriters pursuant to this Agreement. Except as disclosed in the Registration Statement, such Selling Securityholder does not have, or has waived prior to the date hereof, any registration right or similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Securityholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement.

         (xi) In the case of the Other Selling Securityholders, the sale by each such Other Selling Securityholder of the shares of Stock as contemplated by this Agreement will not conflict with, or result in a breach of, any agreement or instrument to which such Other Selling Securityholder is a party or by which such Other Selling Securityholder is bound or to which any of the property or assets of such Other Selling Securityholder is subject.

     Each certificate signed by the Custodian and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Selling Securityholder to the Underwriters as to the matters covered thereby. The Other Selling Securityholders acknowledge that each of the Underwriters and, for purposes of the opinion to be delivered to the Underwriters pursuant to Section 9(c) hereof, counsel to the Underwriters, counsel to the Company and counsel to the Selling Securityholders will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     3.  Purchase of the Stock by the Underwriters.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,350,000 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and each of the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and each of the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company or any of the Selling Securityholders shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or any of the Selling Securityholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or any of the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company and the Other Selling Securityholders grant an option to the several Underwriters to purchase, severally and not jointly, on a pro rata basis up to 100,000 shares in the aggregate of the Option Stock from the Company and up to 500,000 shares in the aggregate of the Option Stock from the Other Selling Securityholders (in the amounts set forth in Schedule I with respect to such Other Selling Securityholders) at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part from time to time on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     4.  Offering by Underwriters.

     (a) The terms of the public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

     5.  Delivery of and Payment for the Stock.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California 90067, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "Closing Date."

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California 90067, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option. The date and hour of each such delivery and payment (each of which may be postponed as provided in Section 3(b) hereof) are herein called an "Option Closing Date."

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by one or more wire transfers of same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Simpson Thacher & Bartlett, 3373 Hillview Avenue, Suite 250, Palo Alto, California, 94304 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter.
Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. Further Agreements of the Company and the Selling Securityholders. The Company covenants and agrees as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission thereunder.

     (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Securityholders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission, unless any of the foregoing reports, information and documents previously has been filed with the Commission by EDGAR.

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

     (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph
(c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this
Section 6, (vi) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Securityholders' counsel (in addition to the Company's counsel) and (vii) the printing and issuance of stock certificates, including the transfer agent's fees.

     (j) The Company agrees to reimburse you, for the account of the several Underwriters, for (1) blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and (2) fees and related disbursements (including counsel fees and disbursements and costs of counsel to Underwriters) paid by the Underwriters or their counsel in connection with the review and clearance of the offering by the NASD.

     (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholders hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

     (l) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          Each of the Selling Securityholders, severally and not jointly, agrees to pay any transfer taxes incident to the transfer to the Underwriters of the shares of the Stock being sold by such Selling Securityholder.

          The Company and each of the Selling Securityholders hereby agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, the Company or such Selling Securityholder, as the case may be, will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise by any person other than the Selling Securityholders of warrants outstanding as of the date hereof, all as described in the first paragraph following the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

     7.   Indemnification and Contribution.

     (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholders severally and not jointly agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company and the Selling Securityholders severally and not jointly agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, and (3) each Selling Securityholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished in writing by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and each of the Selling Securityholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Securityholders, as the case may be, on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and each of the Selling Securityholders, as the case may be, and the total underwriting discount received by the

Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) Neither the Company nor the Selling Securityholders will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     (f) The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph (b) of
Section 2 hereof and the liability of each Selling Securityholder under the indemnity and reimbursement agreements contained in the provisions of this
Section 7 and Section 11 hereof shall be limited to an amount equal to the initial public offering price of the stock sold by such Selling Securityholder to the Underwriters less any underwriting discounts and commissions paid thereon by such Selling Securityholder.

The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Custodian, on behalf of each of the Selling Securityholders, if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal, California or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company and the Selling Securityholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by or on behalf of the Selling Securityholders of all their respective obligations to be performed hereunder at or prior to the Closing Date or any Option Closing Date, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

     (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the

Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Simpson Thacher & Bartlett, counsel for the Underwriters.

     (c) You shall have received from Troop Steuber Pasich Reddick & Tobey LLP, counsel for the Company and the Management Selling Securityholders, from Latham & Watkins, counsel for the Other Selling Securityholders and from Clifford Chance LLP, special Belgian counsel for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A, Annex B and Annex C hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such Option Closing Date.

     (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company and the Selling Securityholders herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed with such offering.

     (e) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., San Francisco time, on the second business day following the date of this Agreement or at such later date and time as to which the Underwriters may agree.

     (f) You shall have received on the Closing Date and on any Option Closing Date, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct (excluding clause (vii) with respect to the Selling Securityholders) and that the Company has complied with all agreements contained herein to be performed by the Company prior to the Closing Date or such Option Closing Date, as the case may be.

     (g) You shall have received on the Closing Date and on any Option Closing Date, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an attorney-in-fact pursuant to the Powers of Attorney, stating that the statements included in clause (vii), solely with respect to the Management Selling Securityholders, are true and correct, and that each of the Management Selling Securityholders has complied with all agreements contained herein, as well as in the Custody Agreement and Power of Attorney signed by each Selling Securityholder, to be performed by the Management Selling Securityholders prior to the Closing Date or such Option Closing Date, as the case may be.

     (h) You shall have received on the Closing Date and on any Option Closing Date, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an authorized person of each of the Other Selling Securityholders, stating that the statements included in clause (vii), solely with respect to the Other Selling Securityholders, are true and correct, and that each of the Other Selling Securityholders has complied with all agreements contained herein to be performed by the Other Selling Securityholders prior to the Closing Date or such Option Closing Date, as the case may be.

     (i) You shall have received from KPMG LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any Option Closing Date, as the case may require, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such Option Closing Date (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such Option Closing Date, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

     (j) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

     (k) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

     (l) On or prior to the Closing Date, you shall have received from all directors, officers, key employees and Selling Securityholders agreements, in form reasonably satisfactory to Chase Securities Inc., stating that without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, such person or entity will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Simpson Thacher & Bartlett, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, (A) the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Management Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof, and (B) each of the Selling Securityholders, severally but not jointly, agrees to indemnify and hold harmless the Underwriters from all costs or expenses referred to in the second to last paragraph of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. Conditions of the Obligation of the Company and the Selling Securityholders. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination,
(A) the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Management Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (B) each of the Selling Securityholders, severally but not jointly, agrees to indemnify and hold harmless the Underwriters from all costs or expenses referred to in the second to last paragraph of Section 6 hereof.

     11. Reimbursement of Certain Expenses. In addition to their other obligations under Section 7 of this Agreement (and subject, in the case of a Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholders hereby severally but not jointly agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them together with interest at the prime rate and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104, with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett, 3373 Hillview Avenue, Suite 250, Palo Alto, California 94304, Attention: Michael Nooney; if to the Company, shall be mailed, telegraphed or delivered to it at the Company's office, 820 Flynn Road, Suite A, Camarillo, California 93012,
Attention: President with a copy, which shall not constitute notice, to Troop Steuber Pasick Reddick & Tobey, LLP, 2029 Century Park East, 24th Floor, Los Angeles, California 90067, Attention: Scott Alderton; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Custodian to its attention at U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, California 91204-2991, Attention: Henry Artaza. All notices given by telegraph shall be promptly confirmed by letter.

     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company and to the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    BIOSOURCE INTERNATIONAL, INC.



                                    By: _____________________________________
                                        Name:    James H. Chamberlain
                                        Title:   Chairman of the Board, Chief
                                                 Executive Officer and
                                                 President

                                    THE MANAGEMENT SELLING
                                    SECURITYHOLDERS NAMED
                                    IN SCHEDULE II HERETO



                                    By: _____________________________________
                                            Attorney-in-Fact

                                    GENSTAR CAPITAL PARTNERS II, L.P.

                                    By:  Genstar Capital LLC, its general
                                    partner



                                    By: _____________________________________
                                        Name:
                                        Title:

                                    STARGEN II LLC



                                    By: ______________________________________
                                        Name:
                                        Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
DAIN RAUSCHER INCORPORATED
THOMAS WEISEL PARTNERS LLC
 By Chase Securities Inc.



By __________________________
     Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS



Underwriters                                    Number of Shares to be Purchased
------------                                    --------------------------------
Chase Securities Inc. ......................
Dain Rauscher Incorporated .................
Thomas Weisel Partners LLC..................



                                                              ________
     Total..................................                  4,000,000
                                                              =========

                                  SCHEDULE II

                            SELLING SECURITYHOLDERS


                                              Number of Shares         Number of Shares
Name of Selling Securityholders            of Underwritten Stock        of Option Stock
-------------------------------            ---------------------       ------------------
     Management Selling Securityholders:
     ----------------------------------
     James H. Chamberlain                          83,000                       --
     Gus E. Davis                                  18,000                       --
     Leonard M. Hendrickson                         8,000                       --
     David J. Moffa, Ph.D                           7,000                       --
     John R. Overturf, Jr.                          7,000                       --
     Robert D. Weist                                6,000                       --
     Richard O. Buford                              6,000                       --
     Valerie A. Bressler-Hill                       2,000                       --
     Jordan B. Fishman, Ph.D                        3,000                       --

     Other Selling Securityholders:
     ------------------------------

     Genstar Capital Partners II, L.P.            500,308                  490,498
     Stargen II LLC                                 9,692                    9,502
                                                  -------                  -------

     Totals..............................         650,000                  500,000
                                                  =======                  =======

                                    ANNEX A

Matters to be Covered in the Opinion of Troop Steuber Pasich Reddick & Tobey, LLP Counsel for the Company and the Management Selling Securityholders


     (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement (such counsel being entitled to rely in respect of the opinion in this clause upon the opinion of Clifford Chance LLP set forth as Annex C to this Agreement); all the issued and outstanding capital stock of each of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding;

     (ii) the authorized capital stock of the Company consists of _____ shares
of  ___      Stock, of which there are outstanding  _____ shares, and _____
shares of Common Stock, $____ par value, of which there are outstanding ______ shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof) and such additional number of shares, if any, as may have been issued after ______ and prior to the Closing Date, pursuant to _______; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock;

     (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and with the rules and regulations of the Commission thereunder;

     (v) such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any Option Closing Date), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (vi) the information required to be set forth in the Registration Statement in answer to Items 9 and 10 (insofar as it relates to such counsel) of Form S-3 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items;

     (vii) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     (viii) the Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold thereunder; and the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (ix) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Management Selling Securityholders and the Custody Agreement between the Management Selling Securityholders and U.S. Stock Transfer Corporation, as Custodian, and the Powers of Attorney that are exhibits to the Custody Agreements have been duly executed and delivered by or on behalf of the several Management Selling Securityholders;

     (x) the execution and delivery of the Underwriting Agreement and the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, (A) the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, (B) any agreement or instrument filed with or incorporated by reference as an exhibit to the Registration Statement or any document incorporated by reference therein, (C) any applicable law or regulation, or (D) so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (xi) to such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (xii) to such counsel's knowledge, none of the Company or its subsidiaries is in violation of its Certificate of Incorporation or Bylaws or equivalent organizational documents;

     (xiii) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (xiv) good and marketable title to the shares of Stock sold by the Management Selling Securityholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

     (xv) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act or otherwise and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

     (xvi) the information in the Prospectus under the captions "Relationships and Related Transactions," and "Description of Capital Stock," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is an accurate summary in all material respects of such matters and conclusions; and the form of certificate evidencing Common Stock and incorporated by reference as an exhibit to the Registration Statement complies with the Delaware General Corporation Law and applicable stock market rules and regulations;

     (xvii) the Stock sold by the Selling Securityholders is listed and duly admitted to trading on the Nasdaq National Market, and the Stock issued and sold by the Company will have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance; and

     (xviii) the Company is not, and upon receipt and pending application of the net proceeds from the sale of Stock to be sold by the Company in the manner described in the Prospectus will not be, an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder;

____________________________________

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of California, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representative and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

     In addition, such counsel shall state that, with respect to the opinions in numbered paragraphs (viii), (ix) and (xiv), Simpson Thacher & Bartlett, as counsel for the Underwriters may rely on the opinion of such counsel, for the purpose of rendering its opinion letter to the Underwriters.

                                    ANNEX B

Matters to be Covered in the Opinion of Latham & Watkins
Counsel for the Other Selling Securityholders


     (i) Each of the Other Selling Securityholders has full power and authority to enter into the Underwriting Agreement and to sell and deliver to the Underwriters the Stock to be sold under the Underwriting Agreement; and the Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Other Selling Securityholders;

     (ii) the sale by the Other Selling Securityholders of the shares of Stock as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, (A) the organizational documents of any of the Other Selling Securityholders, (B) any applicable law or regulation, or (C) so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality to which such Other Selling Securityholder is a party or by which such Other Selling Securityholder is bound or to which any of the property or assets of such Selling Securityholders is subject;

     (iii) each of the Other Selling Securityholders has waived all registration rights or rights of first refusal resulting from the filing of the Registration Statement by the Company (other than with respect to Stock sold to the Underwriters pursuant to the Underwriting Agreement) or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (iv) good and marketable title to the shares of Stock sold by the Other Selling Securityholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims; and

     (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions by the Other Selling Securityholders contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

____________________________________

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of California, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representative and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                    ANNEX C

          Matters to be Covered in the Opinion of Clifford Chance LLP
                    Special Belgian Counsel for the Company


     BioSource Europe S.A. has been duly incorporated and is validly existing as a corporation in good standing under the laws of Belgium, is duly qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of BioSource Europe S.A. has been duly authorized and validly issued and is fully paid and nonassessable.

                                       40